Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in this Registration Statement on Form F-3 of Lichen China Limited of our report dated May 1, 2023, with respect to the consolidated financial statements of Lichen China Limited for the years ended December 31, 2022 and 2021, which appears in Form 20-F of Lichen China Limited filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

December 1, 2025